QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.5

Nexen Inc. 801-7th Avenue S.W. Calgary, Alberta T2P 3P7	June 15, 2011

CONSENT OF INDEPENDENT RESERVES EVALUATOR

Re:	Registration Statement on Form F-10 (the "Registration Statement") of Nexen, Inc. (the "Corporation") filed with the Securities and Exchange Commission ("SEC") on June 15, 2011

        We refer to the Registration Statement filed by the Corporation under the Securities Act of 1933, as amended. We are a firm of independent petroleum consultants of Calgary, Alberta having prepared reports for the Corporation evaluating the Corporation's reserves as at December 31, 2010, as described in the Annual Information Form of the Corporation dated February 24, 2011.

        We hereby consent to the use of and reference to our name under the heading "Experts" in the Registration Statement and to all other references to our firm and the inclusion of information derived from our reports in the Registration Statement.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P. A. WELCH P. A. Welch, P. Eng. President & Managing Director Calgary, Alberta

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6    Tel: (403) 262-5506    Fax: (403) 233-2744    www.mcdan.com

QuickLinks

  Exhibit 5.5
CONSENT OF INDEPENDENT RESERVES EVALUATOR